Exhibit 99.1

STIFEL REPORTS THIRD QUARTER 2013 FINANCIAL RESULTS

•	Net revenues of $478.6 million, increased 16% compared with the year-ago quarter.

•	Net income from continuing operations of $74.9 million, or $1.00 per diluted share.

•	Non-GAAP net income of $39.6 million, or $0.53 per diluted share.

ST. LOUIS, November 7, 2013 – Stifel Financial Corp. (NYSE: SF) today reported net income from continuing operations of $74.9 million, or $1.00 per diluted common share on net revenues of $478.6 million for the three months ended September 30, 2013, compared with net income of $37.4 million, or $0.60 per diluted share, on net revenues of $414.2 million for the third quarter of 2012. Included in net revenues for the three months ended September 30, 2012 is $25.6 million in realized and unrealized gains recognized on the Company’s investment in Knight Capital Group, Inc. The after-tax impact of these gains was $0.09 per diluted share.

On August 21, 2013, the Company announced its intention to discontinue the business operations of its Canadian subsidiary, Stifel Nicolaus Canada, Inc. (“SN Canada”), which is expected to be completed by the end of the second quarter of 2014. The results of SN Canada, previously reported in the Institutional Group segment, are classified as discontinued operations for all periods presented. As a result of discontinuing the business operations of SN Canada during the current quarter, the Company recorded a U.S. tax benefit of $58.2 million.

For the three months ended September 30, 2013, the Company reported non-GAAP net income of $39.6 million, or $0.53 per diluted share. These non-GAAP results exclude merger-related expenses associated with the acquisitions of the Knight Capital Fixed Income business, KBW, and Miller Buckfire of $22.9 million (after-tax), and the tax benefit described above. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/13	9/30/12	% Change	6/30/13	% Change	9/30/13	9/30/12	% Change
Net revenues	$478,639	$414,157	15.6	$493,678	(3.0)	$1,410,921	$1,182,830	19.3
Net income from continuing operations	$74,929	$37,434	100.2	$30,916	142.4	$120,782	$102,012	18.4
Net income	$69,690	$37,710	84.8	$29,435	136.8	$113,745	$98,619	15.3
Non-GAAP net income [1]	$39,649	$37,434	5.9	$45,133	(12.5)	$124,840	$102,012	22.4
Earnings per basic share:
Income from continuing operations	$1.16	$0.70	65.7	$0.48	141.7	$1.91	$1.91	—
Loss from discontinued operations	(0.08)	—	*	(0.02)	300.0	(0.11)	(0.07)	57.1

Earnings per basic common share	$1.08	$0.70	54.3	$0.46	134.8	$1.80	$1.84	(2.2)
Non-GAAP diluted [1]	$0.53	$0.60	(11.7)	$0.70	(24.3)	$1.71	$1.62	5.6
Earnings per diluted share:
Income from continuing operations	$1.00	$0.60	66.7	$0.42	138.1	$1.66	$1.62	2.5
Loss from discontinued operations	(0.07)	—	*	(0.02)	250.0	(0.10)	(0.05)	100.0

Earnings per diluted common share	$0.93	$0.60	55.0	$0.40	132.5	$1.56	$1.57	(0.6)
Non-GAAP diluted [1]	$0.53	$0.60	(11.7)	$0.61	(13.1)	$1.71	$1.62	5.6
Weighted average number of common shares outstanding:
Basic	64,706	53,601	20.7	64,505	0.3	63,133	53,471	18.1
Diluted	75,191	63,054	19.2	74,090	1.5	72,851	62,817	16.0

*	Percentage not meaningful.
[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Nine Months Results

•	Record net revenues of $1.41 billion, increased 19% compared with the year-ago period.

•	Net income from continuing operations of $120.8 million, or $1.66 per diluted share.

•	Non-GAAP net income of $124.8 million, or $1.71 per diluted share.

For the nine months ended September 30, 2013, the Company reported net income from continuing operations of $120.8 million, or $1.66 per diluted common share on record net revenues of $1.41 billion, compared with net income of $102.0 million, or $1.62 per diluted share, on net revenues of $1.18 billion for the comparable period in 2012. For the nine months ended September 30, 2013, the Company reported non-GAAP net income of $124.8 million, or $1.71 per diluted share. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Chairman’s Comments

Ronald J. Kruszewski, Chairman, President and CEO of Stifel said, “Despite the fact that the industry reflected muted client activity during the summer months, we are pleased with our third quarter results. Year over year, revenues are up 19% and core net income from continuing operations is up 18%, both reflecting the strength of our balanced business model.”

Kruszewski continued, “We have had a very encouraging start to our 4th quarter. We remain focused on serving our clients and are well positioned to capitalize on the opportunities ahead.”

Business Segment Results

Summary Segment Results (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/13	9/30/12	% Change	6/30/13	% Change	9/30/13	9/30/12	% Change
Net revenues:
Global Wealth Management	$274,669	$250,914	9.5	$282,717	(2.8)	$824,344	$737,822	11.7
Institutional Group	205,132	164,611	24.6	215,443	(4.7)	593,875	443,961	33.8
Other	(1,162)	(1,368)	(15.1)	(4,482)	(74.1)	(7,298)	1,047	*

	$478,639	$414,157	15.6	$493,678	(3.0)	$1,410,921	$1,182,830	19.3

Operating contribution: [2]
Global Wealth Management	$72,128	$68,020	6.0	$78,924	(8.6)	$220,551	$197,933	11.4
Institutional Group	34,986	33,201	5.4	31,082	12.6	94,298	79,809	18.2
Other	(41,669)	(40,047)	4.1	(34,784)	19.8	(110,192)	(108,346)	1.7

	$65,443	$61,174	7.0	$75,222	(13.0)	$204,657	$169,396	20.8

*	Percentage not meaningful.

Global Wealth Management

For the quarter ended September 30, 2013, the Global Wealth Management (“GWM”) segment generated pre-tax operating income of $72.1 million, compared with $68.0 million in the third quarter of 2012 and $78.9 million in the second quarter of 2013. Net revenues for the quarter were $274.7 million, compared with $250.9 million in the third quarter of 2012, and $282.7 million in the second quarter of 2013. The increase in net revenues from the third quarter of 2012 is primarily attributable to (1) an increase in commission revenues; (2) growth in asset management and service fees; and (3) increased net interest revenues.

•	The Private Client Group reported net revenues of $248.5 million, a 9% increase compared with the third quarter of 2012 and a 3% decrease compared with the second quarter of 2013.

•	Stifel Bank reported net revenues of $26.1 million, a 17% increase compared with the third quarter of 2012 and a 3% increase compared with the second quarter of 2013.

[2]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Institutional Group

For the quarter ended September 30, 2013, the Institutional Group segment generated pre-tax operating income of $35.0 million, compared with $33.2 million in the third quarter of 2012 and $31.1 million in the second quarter of 2013. Net revenues for the quarter were $205.1 million, compared with $164.6 million in the third quarter of 2012 and $215.4 million in the second quarter of 2013. The increase in net revenues from the third quarter of 2012 was primarily attributable to (1) an increase in equity capital raising revenues; (2) an increase in advisory fees; and (3) higher institutional brokerage revenues, offset by a reduction in other revenues as a result of gains recorded on our investment in Knight Capital during the third quarter of 2012.

The decrease in net revenues from the second quarter of 2013 was primarily attributable to (1) a decline in capital raising revenues; and (2) a decrease in equity institutional brokerage revenues, offset by (1) higher fixed income institutional brokerage revenues. Net revenue growth, on a year-over-year basis, is attributable to the acquisitions of KBW and the Knight Capital Fixed Income business and, to a lesser extent, Miller Buckfire.

Institutional brokerage revenues were $110.3 million, a 37% increase compared with the third quarter of 2012 and a 5% increase compared with the second quarter of 2013.

•	Equity brokerage revenues were $58.7 million, a 68% increase compared with the third quarter of 2012 and an 8% decrease compared with the second quarter of 2013.

•	Fixed income brokerage revenues were $51.7 million, a 13% increase compared with the third quarter of 2012 and a 26% increase compared with the second quarter of 2013.

Investment banking revenues were $83.5 million, a 43% increase compared with the third quarter of 2012 and a 19% decrease compared with the second quarter of 2013.

•	Equity capital raising revenues were $30.7 million, an 88% increase compared with the third quarter of 2012 and a 26% decrease compared with the second quarter of 2013.

•	Fixed income capital raising revenues were $13.5 million, a 9% decrease compared with the third quarter of 2012 and a 5% decrease compared with the second quarter of 2013.

•	Advisory fee revenues were $39.2 million, a 44% increase compared with the third quarter of 2012 and an 18% decrease compared with the second quarter of 2013.

Consolidated Compensation and Benefits Expenses

For the quarter ended September 30, 2013, compensation and benefits expenses were $326.0 million, which included merger-related expenses of $28.6 million, compared with $264.5 million in the third quarter of 2012 and $317.2 million in the second quarter of 2013, which included merger-related expenses of $6.0 million.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 62.0% in the third quarter of 2013, compared with 63.8% in the third quarter of 2012 and 63.0% in the second quarter of 2013. Transition pay, which primarily consists of amortization of upfront notes, signing bonuses and retention awards, as a percentage of net revenues was 4.6% in the second quarter of 2013, compared with 4.3% in the third quarter of 2012 and 4.2% in the second quarter of 2013.

Consolidated Non-Compensation Operating Expenses

For the quarter ended September 30, 2013, non-compensation operating expenses were $121.6 million, which included $4.8 million of merger-related expenses, compared with $88.5 million in the third quarter of 2012 and $123.9 million in the second quarter of 2013, which included $15.0 million in merger-related expenses.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended September 30, 2013 was 24.4%, compared with 21.4% in the third quarter of 2012 and 22.2% in the second quarter of 2013.

Provision for Income Taxes

As a result of discontinuing the business operations of SN Canada during the current quarter, the Company recorded a $58.2 million U.S. tax benefit arising out of its investment in SN Canada, primarily resulting from a non-deductible impairment charge on this investment during the third quarter of 2008.

Assets and Capital

Assets

•	Assets increased 42% to $8.7 billion as of September 30, 2013 from $6.1 billion as of September 30, 2012. The increase is primarily attributable to growth of Stifel Bank, the Company’s bank subsidiary, which as of September 30, 2013 has grown its assets to $4.5 billion from $3.2 billion as of September 30, 2012.

•	At September 30, 2013, the Company’s Level 3 assets of $252.3 million, or 3% of total assets, consisted of $144.4 million of auction rate securities and $107.9 million of private equity, municipal securities, and other fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 10% at September 30, 2013.

•	Non-performing assets as a percentage of total assets as of September 30, 2013 was 0.17%.

•	LTM net charge-offs of $0.4 million.

Capital

•	The Company’s Tier 1 leverage capital ratio was 14.8% at September 30, 2013 and Tier 1 risk-based capital ratio was 23.2% at September 30, 2013.

•	At September 30, 2013, book value per common share was $31.46 based on approximately 63.4 million shares outstanding.

•	Stockholders’ equity as of September 30, 2013 increased $467.3 million, or 40%, to $2.0 billion from $1.4 billion as of September 30, 2012.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three and nine months ended September 30, 2013. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. These non-GAAP amounts exclude compensation expense related to the granting of stock awards with no continuing service requirement issued as retention as part of the acquisitions of the Knight Capital Fixed Income business and KBW and certain compensation and non-compensation operating expenses associated with the acquisitions of KBW, Miller Buckfire, the Knight Capital Fixed Income business, and the U.S. tax benefit arising out of the Company’s investment in SN Canada.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin and diluted earnings per share on a GAAP basis for the three and nine months ended September 30, 2013 to the aforementioned expenses on a non-GAAP basis for the same period.

	Three Months Ended September 30, 2013			Nine Months Ended September 30, 2013
(in 000s, except per share amounts)	Non-GAAP	Non-Core	GAAP	Non-GAAP	Non-Core	GAAP
Net revenues	$479,634	$(995)	$478,639	$1,413,660	$(2,739)	$1,410,921

Non-interest expenses:
Compensation and benefits	297,374	28,646	326,020	889,728	68,451	958,179
Non-compensation operating expenses	116,817	4,795	121,611	319,275	26,226	345,501

Total non-interest expenses	414,191	33,441	447,631	1,209,003	94,677	1,303,680
Income from continuing operations before income taxes	65,443	(34,436)	31,008	204,657	(97,416)	107,241
Provision for income taxes	25,795	(69,716)	(43,921)	79,817	(93,358)	(13,541)

Net income from continuing operations	$39,649	$35,280	$74,929	$124,840	$(4,058)	$120,782

Earnings per share::
Basic	$0.61	$0.55	$1.16	$1.98	$(0.06)	$1.91
Diluted	$0.53	$0.47	$1.00	$1.71	$(0.05)	$1.66

As a percentage of net revenues:
Compensation and benefits	62.0		68.1	62.9		67.9
Non-compensation operating expenses	24.4		25.4	22.6		24.5
Income before income taxes	13.6		6.5	14.5		7.6

Conference Call Information

Stifel Financial Corp. will host its third quarter 2013 financial results conference call on Thursday, November 7, 2013, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman, President, and CEO, Ronald J. Kruszewski, by dialing (888) 676-3684 and referencing conference ID #95677827. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel clients are served through Stifel, Nicolaus & Company, Incorporated in the U.S., through Stifel Nicolaus Europe Limited in the United Kingdom and Europe, and through Keefe, Bruyette & Woods, Inc. in the U.S. and Europe. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Summary Results of Operations (Unaudited)

	Three Months Ended					Nine Months Ended
(in thousands, except per share amounts)	9/30/13	9/30/12	% Change	6/30/13	% Change	9/30/13	9/30/12	% Change
Revenues:
Commissions	$145,837	$125,509	16.2	$154,795	(5.8)	$446,498	$370,107	20.6
Principal transactions	122,583	102,474	19.6	111,306	10.1	341,153	311,420	9.5
Investment banking	92,851	71,743	29.4	119,443	(22.3)	289,199	208,342	38.8
Asset management and service fees	76,710	62,881	22.0	76,088	0.8	221,711	189,010	17.3
Other income	13,063	31,094	(58.0)	11,787	10.8	45,269	49,991	(9.4)

Operating revenues	451,044	393,701	14.6	473,419	(4.7)	1,343,830	1,128,870	19.0
Interest revenue	39,130	26,360	48.4	32,893	19.0	101,829	78,728	29.3

Total revenues	490,174	420,061	16.7	506,312	(3.2)	1,445,659	1,207,598	19.7
Interest expense	11,535	5,904	95.4	12,634	(8.7)	34,738	24,768	40.3

Net revenues	478,639	414,157	15.6	493,678	(3.0)	1,410,921	1,182,830	19.3

Non-interest expenses:
Compensation and benefits	326,020	264,458	23.3	317,247	2.8	958,179	751,992	27.4
Occupancy and equipment rental	41,288	32,596	26.7	41,282	—	116,090	94,776	22.5
Communications and office supplies	26,122	19,561	33.5	25,456	2.6	74,034	60,115	23.2
Commission and floor brokerage	10,150	7,842	29.4	9,790	3.7	28,777	22,339	28.8
Other operating expenses	44,051	28,526	54.4	47,328	(1.8)	126,600	84,212	50.3

Total non-interest expenses	447,631	352,983	26.8	441,103	1.5	1,303,680	1,013,434	28.6

Income from continuing operations before income taxes	31,008	61,174	(49.3)	52,575	(41.0)	107,241	169,396	(36.7)
Provision for income taxes	(43,921)	23,740	*	21,659	*	(13,541)	67,384	*

Net income from continuing operations	74,929	37,434	100.2	30,916	142.4	120,782	102,012	18.4

Discontinued operations:
Income/(loss) from discontinued operations, net of tax	(5,239)	276	*	(1,481)	253.7	(7,037)	(3,393)	107.4

Net income	$69,690	$37,710	84.8	$29,435	136.8	$113,745	$98,619	15.3

Earnings per basic common share:
Income from continuing operations	$1.16	$0.70	65.7	$0.48	141.7	$1.91	$1.91	—
Income/(loss) from discontinued operations	(0.08)	—	*	(0.02)	300.0	(0.11)	(0.07)	57.1

Earnings per basic common share	$1.08	$0.70	54.3	$0.46	134.8	$1.80	$1.84	(2.2)

Earnings per diluted common share:
Income from continuing operations	$1.00	$0.60	66.7	$0.42	138.1	$1.66	$1.62	2.5
Income/(loss) from discontinued operations	(0.07)	—	*	(0.02)	250.0	(0.10)	(0.05)	100.0

Earnings per diluted common share	$0.93	$0.60	55.0	$0.40	132.5	$1.56	$1.57	(0.6)

Weighted average number of common shares outstanding:
Basic	64,706	53,601	20.7	64,505	0.3	63,133	53,471	18.1
Diluted	75,191	63,054	19.2	74,090	1.5	72,851	62,817	16.0

*	Percentage not meaningful.

	(in thousands, except per share, employee and location amounts)
	9/30/13	9/30/12	% Change	6/30/13	% Change
Statistical Information:
Book value per share	$31.46	$26.62	18.2	$30.05	4.7
Financial advisors [3]	2,075	2,042	1.6	2,069	0.3
Full-time associates	5,780	5,266	9.8	5,759	0.4
Locations	355	338	5.0	357	(0.6)
Total client assets	$153,901,000	$136,015,000	13.2	$150,628,000	2.2

[3]	Includes 145, 154 and 145 independent contractors at September 30, 2013 and 2012 and June 30, 2013, respectively.

Global Wealth Management Summary Results of Operations (Unaudited)
	Three Months Ended					Nine Months Ended
(in 000s)	9/30/13	9/30/12	% Change	6/30/13	% Change	9/30/13	9/30/12	% Change
Revenues:
Commissions	$99,427	$89,390	11.2	$104,576	(4.9)	$306,089	$268,827	13.9
Principal transactions	58,658	58,027	1.1	56,313	4.2	171,278	171,466	(0.1)
Asset management and service fees	76,667	62,871	21.9	75,976	0.9	221,577	188,626	17.5
Net interest	27,665	22,277	24.5	24,505	12.9	73,657	58,146	26.7
Investment banking	9,394	13,315	(29.4)	15,334	(38.7)	35,832	34,101	5.1
Other income	2,858	5,034	(43.2)	6,013	(52.5)	15,911	16,656	(4.5)

Net revenues	274,669	250,914	9.5	282,717	(2.8)	824,344	737,822	11.7

Non-interest expenses:
Compensation and benefits	159,949	146,452	9.2	163,156	(2.0)	480,701	430,432	11.7
Non-compensation operating expenses	42,592	36,442	16.9	40,637	4.8	123,092	109,457	12.5

Total non-interest expenses	202,541	182,894	10.7	203,793	(0.6)	603,793	539,889	11.8

Income before income taxes	$72,128	$68,020	6.0	$78,924	(8.6)	$220,551	$197,933	11.4

As a percentage of net revenues:
Compensation and benefits	58.2	58.4		57.7		58.3	58.3
Non-compensation operating expenses	15.5	14.5		14.4		14.9	14.9
Income before income taxes	26.3	27.1		27.9		26.8	26.8

Stifel Bank & Trust (Unaudited)

Key Statistical Information
(in 000s, except percentages)	9/30/13	9/30/12	% Change	6/30/13	% Change
Other information:
Assets	$4,547,071	$3,228,021	40.9	$4,306,447	5.6
Investment securities	2,949,080	2,128,752	38.5	2,956,073	(0.2)
Retained loans, net	1,061,313	746,120	42.2	983,788	7.9
Loans held for sale	75,440	209,358	(64.0)	152,246	(50.4)
Deposits	4,228,405	2,923,671	44.6	4,007,050	5.5

Allowance as a percentage of loans	1.23%	0.85%		1.10%
Non-performing assets as a percentage of total assets	0.32%	0.07%		0.03%

Institutional Group Summary Results of Operations (Unaudited)
	Three Months Ended					Nine Months Ended
(in 000s)	9/30/13	9/30/12	% Change	6/30/13	% Change	9/30/13	9/30/12	% Change
Revenues:
Commissions	$46,410	$36,119	28.5	$50,218	(7.2)	$140,409	$101,280	38.6
Principal transactions	63,925	44,447	43.8	54,966	16.2	169,875	139,954	21.4

Capital raising	44,270	31,247	41.7	56,431	(21.6)	139,420	105,339	32.5
Advisory fees	39,186	27,180	44.2	47,705	(17.9)	113,947	68,902	65.4

Investment banking	83,456	58,427	42.8	104,136	(19.9)	253,367	174,241	45.5
Other [4]	11,341	25,618	(55.7)	6,123	85.2	30,224	28,486	6.1

Net revenues	205,132	164,611	24.6	215,443	(4.8)	593,875	443,961	33.8

Non-interest expenses:
Compensation and benefits	119,874	102,148	17.4	132,396	(9.5)	359,091	275,159	30.5
Non-compensation operating expenses	50,272	29,262	71.8	51,965	(3.3)	140,486	88,993	57.9

Total non-interest expenses	170,146	131,410	29.5	184,361	(7.7)	499,577	364,152	37.2

Income before income taxes	$34,986	$33,201	5.4	$31,082	12.6	$94,298	$79,809	18.2

As a percentage of net revenues:
Compensation and benefits	58.4	62.1		61.5		60.5	62.0
Non-compensation operating expenses	24.5	17.8		24.1		23.6	20.0
Income before income taxes	17.1	20.1		14.4		15.9	18.0

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)

	Three Months Ended					Nine Months Ended
(in 000s)	9/30/13	9/30/12	% Change	6/30/13	% Change	9/30/13	9/30/12	% Change
Institutional brokerage:
Equity	$58,677	$34,994	67.7	$64,245	(8.7)	$172,187	$112,648	52.9
Fixed income	51,658	45,572	13.4	40,939	26.2	138,097	128,586	7.4

Institutional brokerage	110,335	80,566	36.9	105,184	4.9	310,284	241,234	28.6

Investment banking:
Capital raising:
Equity	30,739	16,357	87.9	42,258	(27.3)	96,001	64,780	48.2
Fixed income	13,531	14,890	(9.1)	14,173	(4.5)	43,419	40,469	7.3

Capital raising	44,270	31,247	41.7	56,431	(21.6)	139,420	105,339	32.5
Advisory fees:	39,186	27,180	44.2	47,705	(17.9)	113,947	68,902	65.4

Investment banking	$83,456	$58,427	42.8	$104,136	(19.9)	$253,367	$174,241	45.5

Investor Relations

James M. Zemlyak

(314) 342-2000, investorrelations@stifel.com

[4]	Includes net interest and other income.